Exhibit 99.2

Contact:
Alyson Barker
(949)699-3900

THE WET SEAL, INC. ANNOUNCES DECISION TO LOWER DIRECTOR COMPENSATION AND REDUCE THE SIZE OF THE BOARD OF DIRECTORS

FOOTHILL RANCH, Calif.--(BUSINESS WIRE)--April 7, 2014 - The Wet Seal, Inc., a leading specialty retailer to young women, today announced that the Board has decided to reduce the cash compensation for its Directors by 20% for the remainder of fiscal 2014 and to reduce the number of Director nominees to be elected at its upcoming Annual Meeting from nine to seven.

Lynda Davey, The Wet Seal’s Non-Executive Chairman of the Board of Directors, stated,  “By reducing Director compensation and the number of Directors nominated for election at our 2014 Annual Meeting, the Board is doing its part to ensure it can respond quickly to issues as they arise and support the cost reduction efforts already taken by management.”

About The Wet Seal, Inc.
Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of February 1, 2014, the Company operated a total of 532 stores in 47 states and Puerto Rico, including 475 Wet Seal stores and 57 Arden B stores. The Company's products can also be purchased online at www.wetseal.com or www.ardenb.com. For more Company information, visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

###